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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4 No. 33-     ) and related Prospectus of Dresser
Industries, Inc. and to the incorporation by reference therein of our reports
(i) dated January 21, 1994, with respect to the consolidated financial statements and schedules of Baroid Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities Exchange Commission and (ii) dated March 1, 1993, with respect to the supplemental consolidated financial statements of Baroid Corporation and Subsidiaries included in its Registration Statement (Form S-3 No. 33-60174) and related Prospectus, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG

Houston, Texas
June 9, 1994